THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE ACT OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

12% SENIOR CONVERTIBLE NOTE

$
     , 2009
No. R-

FOR VALUE RECEIVED, Pet DRx Corporation, a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of        (the “Holder”), having an address at       , or at such address or at such other place as may be designated in writing by the Holder, or its assigns, the aggregate principal sum of        United States Dollars ($     ) (the “Original Note Amount”), together with interest from the date set forth above on the unpaid principal balance of this Note outstanding at a rate equal to twelve percent (12.0%) (computed on the basis of the actual number of days elapsed in a 360-day year) per annum and continuing on the outstanding principal until this 12% Senior Convertible Note (the “Note”) is converted into Common Stock as provided herein or paid in full by the Company. Subject to the other provisions of this Note, the principal amount of this Note, including any increase in such principal amount as a result of a PIK Payment (as defined below), and all accrued and unpaid interest hereon shall mature and, together with the Original Note Amount (as reduced by the aggregate principal amount of this Note that has been prepaid or converted) plus the Premium (as defined in Section 3 below), become due and payable on January 21, 2013 (the “Stated Maturity Date”). Except as provided herein, all payments of principal and interest by the Company under this Note shall be made in United States dollars in immediately available funds to an account specified by the Holder.

The Company will pay interest on this Note entirely by increasing the principal amount of this Note (“PIK Interest”). Interest on this Note will be payable semiannually on June 30 and December 31 of each year, commencing June 30, 2009. PIK Interest on this Note will accrue at a rate per annum equal to twelve percent (12%) and will be payable by increasing the principal amount of this Note by an amount equal to the amount of PIK Interest for the applicable interest period (a “PIK Payment”). Following an increase in the principal amount of this Note as a result of a PIK Payment, this Note will accrue interest on such increased principal amount from and after the related interest payment date of such PIK Payment. References herein to the “principal amount” of the Note include any increase in the principal amount of the Note as a result of a PIK Payment.

In the event that any amount due hereunder is not paid when due, such overdue amount shall bear interest at an annual rate of fifteen percent (15%) until paid in full. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Company, then such excess sum shall be credited by the Holder as a payment of principal.

This Note is one of a series of Notes (the “Company Notes”) of like tenor in an aggregate principal amount of Five Million United States Dollars ($5,000,000) (subject to increase to an amount not exceeding Six Million Five Hundred Thousand Dollars ($6,500,000) in the event additional Company Notes are issued as provided in Section 7.8 of the Purchase Agreement hereinafter defined) issued by the Company pursuant to the terms of the Purchase Agreement, and subject further to increases resulting from PIK Payments, as hereinafter defined.

1. Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Board” shall mean the Board of Directors of Company.

“Board Calls” has the meaning set forth in Section 5(b)(x) hereof.

“Board Voting Agreement” means that certain Board Voting Agreement dated as of January 4, 2008, by and among the Company (f/k/a Echo Healthcare Acquisition Corp.), certain stockholders of the Company and holders of options and/or warrants to aquire shares of capital stock of the Company identified therein, certain former stockholders of XLNT Veterinary Care, Inc. (“XLNT”) and holders of options and warrants to acquire shares of the capital stock of XLNT identified therein, and Galen, as the same may be amended from time to time in accordance with its terms.

“Business Day” other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Camden” has the meaning set forth in the Purchase Agreement.

“Change of Control” shall be deemed to have occurred if, at any time (i) any Person or any Persons acting together that would constitute a “group” for purposes of Section 13(d) under the 1934 Act, or any successor provision thereto (other than one or more of the Investors and their Affiliates), shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act, or any successor provision thereto) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of the Company, other than one or more Investors ; (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction; or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person.

“Common Stock” shall mean the Common Stock, par value $0.0001 per share, of the Company or any securities into which shares of Common Stock may be reclassified after the date hereof.

“Common Stock Equivalent Price” means the amount equal to the quotient obtained by dividing (i) with respect to a single transaction or a series of transactions, the total aggregate consideration received by the Company upon the issuance of shares of Common Stock and/or Common Stock Equivalents and (ii) the number of shares of Common Stock issued or issuable upon the conversion, exchange or exercise of any Common Stock Equivalent in connection with such transaction or series of transactions.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the first paragraph hereof.

“Company Notes” has the meaning set forth in the fourth paragraph hereof.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” shall mean initially $10.00 per share, subject to adjustment as provided in Section 4.

“Conversion Shares” has the meaning set forth in the Purchase Agreement.

“DVM Acquisition Notes” means certain promissory notes issued to doctors of veterinary medicine by the Company and/or any of its Affiliates in connection with the acquisition by the Company of such doctors’ respective veterinary practice.

“DVM Participation Percentage” means a fraction (expressed as a percentage), the numerator of which is the aggregate principal amount of the DVM Acquisition Notes that have been modified to include a Standstill Provision as of February 17, 2009, and the denominator of which is $8,922,647.

“Event of Default” has the meaning set forth in Section 6 hereof.

“Fair Market Value” shall mean (i) with respect to any publicly traded securities, the Market Price of such securities and (ii) with respect to any other securities or other assets, the fair market value of such other securities or other assets as determined by the Board in the good faith exercise of its reasonable business judgment.

“Final Redemption Premium” has the meaning set forth in Section 3(a) hereof.

“Galen” has the meaning set forth in the Purchase Agreement.

“Holder” has the meaning set forth in the first paragraph hereof.

“Indebtedness” means any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables or obligations in respect of workers’ compensation, unemployment insurance and other social security laws or regulations, all arising in the ordinary course of business, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business, (v) as lessee under capitalized leases, or (vi) secured by a Lien on any asset of the Company or a Subsidiary, whether or not such obligation is assumed by the Company or such Subsidiary.

“Investors” has the meaning set forth in the Purchase Agreement.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any of the foregoing).

“Majority Holder Representative” has the meaning set forth in the Purchase Agreement.

“Majority Holders” means the Required Investors; provided, however, that if none of the Required Investors holds the applicable Threshold Amount, then the term “Majority Holders” shall refer to the Holders of a majority of the principal amount of the Company Notes issued pursuant to the Purchase Agreement then outstanding; provided further, however, that upon the conversion of all Notes into Conversion Shares, the term “Majority Holders” shall refer to the original owners of a majority of the Warrants then outstanding. Any consent or approval of, or other notice or instruction from, the Majority Holders shall be evidenced by the signature of an authorized officer or representative of the Majority Holder Representative, which, as between the Investors and the Company, shall be binding and conclusive.

“Market Price”, as of a particular date (the “Valuation Date”), shall mean the following with respect to any class of securities: (A) if such security is then listed on a national stock exchange, the Market Price shall be the closing bid price of one share of such security on such exchange on the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing bid price of such security in the most recent ten (10) trading sessions during which such security has traded; (B) if such security is then included in the Over-the-Counter Bulletin Board, the Market Price shall be the closing sale price of one share of such security on the Over-the-Counter Bulletin Board on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded; or (C) if such security is then included in the “pink sheets,” the Market Price shall be the closing sale price of one share of such security on the “pink sheets” on the last Trading Day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the “pink sheets” as of the end of the last Trading Day prior to the Valuation Date, provided that if such security has not traded in the prior ten (10) trading sessions, the Market Price shall be the average closing price of one share of such security in the most recent ten (10) trading sessions during which such security has traded.

“Modified Operating Cash Flow” means, with respect to the Company’s fiscal quarter ending March 31, 2009, the sum of (a) the cash flow from operations after required debt service of the Company, on a consolidated basis with its Subsidiaries, as calculated in the Company’s Statement of Cash Flows for such fiscal quarter and (b) the aggregate amount of outstanding accounts payable that (i) relate to invoices that are dated on or before December 6, 2008, and (ii) are actually paid by the Company during the fiscal quarter ending March 31, 2009; provided, however, that the amount described in clause (b) above shall not exceed $2,000,000.

“Note” has the meaning set forth in the first paragraph hereof.

“Permitted Indebtedness” means:

(a) Unsecured Indebtedness that is subordinate in right of payment to the Company Notes existing on January 21, 2009 and refinancings, renewals and extensions of any such Indebtedness if (i) the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended, (ii) if the principal amount thereof or interest payable thereon is not increased, (iii) the ranking thereof is subordinate in right of payment to the Company Notes at least to the same extent as the Indebtedness being refinanced, renewed or extended, and (iv) the terms thereof are not less favorable to the Company or the Subsidiary incurring such Indebtedness than the Indebtedness being refinanced, renewed or extended;

(b) Guaranties by any Subsidiary of any “Permitted Indebtedness” of the Company or another Subsidiary;

(c) Indebtedness representing the deferred purchase price of property and capital lease obligations which does not exceed (i) $100,000 individually and (ii) $500,000 in the aggregate;

(d) Indebtedness of the Company to any wholly owned Subsidiary and Indebtedness of any wholly owned Subsidiary to the Company or another wholly owned Subsidiary which constitutes “Permitted Indebtedness” or which is otherwise subordinate in right of payment to the Company Notes;

(e) Indebtedness outstanding on the date of the Purchase Agreement, and any modifications of the Indebtedness evidenced by the DVM Acquisition Notes in connection with implementing (i) subordination agreements approved by the Majority Holders or (ii) Standstill Provisions;

(f) Indebtedness incurred in connection with financing insurance premiums payable by the Company and its Subsidiaries in the ordinary course of business;

(g) Other Indebtedness consented to in writing by the Majority Holders; and

(h) Unsecured Indebtedness not otherwise permitted hereunder, not exceeding $100,000.

“Permitted Liens” means:

(a) Liens existing on the date of the Purchase Agreement;

(b) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established on the Company’s books and records in accordance with U.S. generally accepted accounting principles, consistently applied;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or that are being contested in good faith and by appropriate proceedings;

(d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any of its Subsidiaries;

(g) Liens granted to secure the obligations of the Company or any Subsidiary under any Indebtedness permitted under clause (c) of the definition of “Permitted Indebtedness”, provided such Liens are limited to the property acquired or so financed, or to the assets of the Person so acquired, or both (and any accessions thereto and proceeds thereof);

(h) Judgment Liens that have not yet become an Event of Default;

(i) Other Liens consented to in writing by the Majority Holders; and

(j) Liens not otherwise permitted hereunder, securing obligations not exceeding $100,000 in the aggregate at any time outstanding.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Preferred Stock” shall mean the shares of preferred stock to be authorized and issued by the Company with such voting powers and such designations, preferences and other rights as stated and expressed in a resolution adopted by the Board of Directors providing for the issuance of such preferred stock and as permitted by the General Corporation Law of the State of Delaware. The Preferred Stock will have a liquidation preference over the Common Stock equal to the aggregate principal amount of the Company Notes (but excluding any Premium, as hereinafter defined), will be convertible into Common Stock on the terms specified in such Board resolution, will vote on an as-converted basis, and otherwise will have no special rights or preferences over the Common Stock.

“Prepayment” has the meaning set forth in Section 3(a) hereof.

“Purchase Agreement” shall mean the Purchase Agreement, dated as of January 21, 2009, and as that agreement may be amended from time to time, by and among the Company and the Investors.

“Redemption Date” means the earliest to occur of (i) the date this Note is prepaid and redeemed pursuant to Section 3(a) hereof, (ii) the effective time of a Change of Control or (iii) the date this Note is redeemed pursuant to Section 3(c) hereof.

“Redemption Price” has the meaning set forth in Section 3(b) hereof.

“Required Investors” means (i) Galen and Camden, if each of Galen and Camden holds the applicable Threshold Amount, (ii) Galen only, if Galen holds the Threshold Amount and Camden does not hold the Threshold Amount or (iii) Camden only, if Camden holds the Threshold Amount and Galen does not hold the Threshold Amount.

“Standstill Provision” has the meaning set forth in the Purchase Agreement.

“Stated Maturity Date” has the meaning set forth in the first paragraph hereof.

“Stockholder Approval” has the meaning set forth in the Purchase Agreement.

“Subordinated Indebtedness” shall mean Indebtedness of the Company or any Subsidiary that specifically provides that such Indebtedness is to rank junior to the Company Notes in right of payment and is subordinated by its terms in right of payment to the Company Notes.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Threshold Amount” means (i) with respect to Galen, an amount equal to at least $1,500,000 principal amount of the Company Notes issued to Galen pursuant to the Purchase Agreement and (ii) with respect to Camden, an amount equal to at least $750,000 principal amount of the Company Notes issued to Camden pursuant to the Purchase Agreement.

“Warrants” has the meaning set forth in the Purchase Agreement.

“Warrant Shares” has the meaning set forth in the Purchase Agreement.

2. Purchase Agreement. This Note is one of the several 12% Senior Convertible Notes of the Company issued pursuant to the Purchase Agreement. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement.

3. Prepayment; Change of Control.

(a) The Company may, from time to time at its option, upon ten (10) days’ prior written notice to the Payee, prepay all or part of this Note (with all accrued and unpaid interest thereon) prior to the Stated Maturity Date (each, a “Prepayment”); provided that any such Prepayment shall be subject to a premium equal to 150% of the Original Note Amount being prepaid (the “Premium”) which shall be paid to Payee in immediately available funds simultaneously with such Prepayment; provided, however, that the Premium shall be adjusted on February 17, 2009 (as adjusted, the “Final Redemption Premium”) based on the aggregate principal amount of DVM Acquisition Notes that are modified to include a Standstill Provision such that (i) if the DVM Participation Percentage is less than 30%, the Premium will be equal to 400% of the Original Note Amount, (ii) if the DVM Participation Percentage is at least 30% but less than 45%, the Premium will be equal to 250% of the Original Note Amount, and (iii) if the DVM Participation Percentage is at least 60%, the Premium will remain at 150% of the Original Note Amount. The adjustment to the Premium will be interpolated between 400% and 250% and between 250% and 150% for DVM Participation Percentages between 30% and 45% and between 45% and 60%, respectively. For example, if a Holder originally invested $1,000 and the DVM Participation Percentage is less than 30% as of February 17, 2009, then upon prepayment of such Holder’s Note, such Holder would receive $5,000 (which represents the sum of (A) $1,000 of such Holder’s original principal investment and (B) a prepayment penalty equal to $4,000) plus all accrued and unpaid interest payable on the Note. If the DVM Participation Percentage is 35% as of February 17, 2009, then upon prepayment of such Holder’s Note, such Holder would receive $4,500 (which represents the sum of (A) $1,000 of such Holder’s original principal investment and (B) a prepayment penalty equal to $3,500) plus all accrued and unpaid interest payable on the Note. If, however, the DVM Participation Percentage is 55% as of February 17, 2009, then upon prepayment of such Holder’s Note, such Holder would receive $2,833.33 (which represents the sum of (A) $1,000 of such Holder’s original principal investment and (B) a prepayment penalty equal to $1,833.33) plus all accrued and unpaid interest payable on the Note. The Company shall deliver to Galen and Camden no later than February 17, 2009, the documentation evidencing that such DVM Acquisition Note has been modified to include a Standstill Provision, including executed copies of the agreements with any holder of such DVM Acquisition Notes. Upon a Change of Control, dissolution or winding up of the Company, the Investors will first receive the Final Redemption Premium on the outstanding principal amount of the Company Notes before any Subordinated Indebtedness is paid or distribution is made in respect of capital stock. For the avoidance of doubt, the term “Premium” as used herein shall be deemed to mean (i) prior to February 17, 2009, the Premium (i.e., equal to 150% of the Original Note Amount) and (ii) from and after February 17, 2009, the Final Redemption Premium.

(b) In the event that a Change of Control occurs prior to the Stated Maturity Date, the Company shall redeem as of the effective time of the Change of Control all, but not less than all, of the then-outstanding principal amount of this Note and all accrued interest thereon at a cash redemption price equal to the greater of (i) the then-outstanding principal amount of this Note and all accrued interest thereon plus the Premium and (ii) the product of (A) the number of shares of Common Stock into which such Note would have been converted if the Note were converted on the Redemption Date and (B) the Fair Market Value of the consideration per share to be received by holders of Common Stock in connection with a Change of Control as of the Redemption Date (the “Redemption Price”). The Company shall provide written notice to the Holder of this Note of any pending Change of Control not less than 15 days prior to the effective date of such Change of Control. On the Redemption Date, the Company shall pay the Redemption Price to the Holder in immediately available funds to an account previously specified in writing by the Holder. The Holder shall not be required to surrender this Note prior to payment of the Redemption Price, and the Note shall be deemed redeemed as of the tender of the Redemption Price. Upon payment in full of the Redemption Price to the Holder as provided in this Section 3, this Note shall be deemed to have been paid in full and shall no longer be outstanding for any purpose.

(c) In the event the Company fails to obtain the Stockholder Approval on or before October 31, 2009, then the Holder will be entitled to demand immediate repayment of the then-outstanding principal amount of this Note and all accrued interest thereon at a cash redemption price equal to the then-outstanding principal amount of this Note and all accrued interest thereon plus the Premium by delivering notice of such election to the Company by November 10, 2009. In the event the Company fails to obtain the Stockholder Approval on or before October 31, 2009, the Company shall redeem any Warrant held by such Holder, at such Holder’s election, at a cash redemption price equal to (i) minus (ii) where (i) equals the product of (A) the number of shares of Common Stock into which such Warrant would have been exercisable if the Warrant was fully exercisable on the repayment date and (B) the average of the Market Prices of the Common Stock for the five (5) Trading Days ending on October 31, 2009, and (ii) equals the Warrant Price in effect immediately prior to the repayment date. Notwithstanding the foregoing, the Company shall not be required to redeem this Note or the Holder’s Warrants pursuant to this Section 3(c) unless (i) each of the Investors has fulfilled its obligations pursuant to the voting agreement obligations under Section 5.2 of the Purchase Agreement and (ii) the Holder certifies in its election notice that during the ten (10) Trading Days (x) ending on October 31, 2009 or (y) prior to the repayment date for such Holder’s Warrants, as the case may be, neither it nor its Affiliates has directly or indirectly engaged in any transaction that would be reported as a purchase on Form 4 under the 1934 Act (whether or not the Holder is then subject to Section 16 under the 1934 Act), or participating in any arrangement or understanding with any other Person.

4. Conversion Rights.

(a) Following the date of the Stockholder Approval to the earlier of the Stated Maturity Date and the Redemption Date and subject to and upon compliance with the provisions of this Note, the Holder shall have the right, at its option at any time, to convert some or all of the Note into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) adding (A) the principal amount of this Note to be converted and (B) the amount of any accrued but unpaid interest with respect to such portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect. The rights of conversion set forth in this Section 4 shall be exercised by the Holder by giving written notice to the Company that the Holder elects to convert a stated amount of this Note into Common Stock and by surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder) at any time on the date set forth in such notice (which date shall not be earlier than the Company’s receipt of such notice), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

(b) Promptly after receipt of the written notice referred to in Section 4(a) above and surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed), but in no event more than three (3) Business Days thereafter, the Company shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in such name or names as the Holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such portion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the date on which such written notice shall have been received by the Company and this Note shall have been surrendered as aforesaid (or, in lieu thereof, an appropriate lost security affidavit has been delivered to the Company), and at such time, the rights of the Holder shall cease with respect to the principal amount of the Company Notes being converted, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

(c) No fractional shares shall be issued upon any conversion of this Note into Common Stock. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 4(c), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Market Price of such fractional share of Common Stock. No Company Notes of less than $100,000 principal amount may be converted in part; provided, however, if all of the Company Notes of a Holder are to be converted, the entire outstanding principal amount of the Company Notes held by such Holder, even if not equal to or greater than $100,000 shall be converted. In case the principal amount of this Note exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Note for the principal amount of this Note surrendered which is not to be converted.

(d) If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Conversion Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Holder thereafter converting this Note shall be entitled to receive the number of shares of Common Stock or other capital stock which the Holder would have received if the Note had been converted immediately prior to such event upon payment of a Conversion Price that has been adjusted to reflect a fair allocation of the economics of such event to the Holder, without regard to any conversion limitation specified in this Section 4. Such adjustments shall be made successively whenever any event listed above shall occur.

(e) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected and this Note is not redeemed in connection therewith pursuant to Section 3, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion of this Note such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Conversion Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, without regard to any conversion limitation specified in Section 4, and the other obligations under this Note. The provisions of this paragraph (e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

(f) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 4(d)), or subscription rights or Company Notes, the Conversion Price to be in effect after such payment date shall be determined by multiplying the Conversion Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Board in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or Company Notes, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price immediately prior to such payment date. Such adjustment shall be made successively whenever such a payment date is fixed.

(g) An adjustment to the Conversion Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(h) In the event that, as a result of an adjustment made pursuant to this Section 4, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon conversion of this Note shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Note.

(i) Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (A) capital stock, Common Stock Equivalents issued to directors, officers, employees or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program approved by the Board of Directors of the Company or the compensation committee of the Board of Directors of the Company provided, that in the case of any issuance pursuant to this clause (A), the exercise or conversion price of any such Common Stock Equivalents shall be at least equal to the Market Price on the date of grant, (B) shares of Common Stock issued upon the conversion or exercise of Common Stock Equivalents issued prior to the date hereof, provided such securities are not materially amended after the date hereof, (C) securities issued pursuant to the Purchase Agreement and securities issued upon the exercise or conversion of those securities, and (D) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution on shares of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Note), or pursuant to obligations of the Company arising under any anti-dilution provisions contained in any agreement, instrument or security in existence on the date of the Purchase Agreement.

(j) In case at any time:

(A) the Company shall declare any dividend upon its Common Stock or any other class or series of capital stock of the Company payable in cash or stock or make any other distribution to the holders of its Common Stock or any such other class or series of capital stock;

(B) the Company shall offer for subscription pro rata to the holders of its Common Stock or any other class or series of capital stock of the Company any additional shares of stock of any class or other rights; or

(C) there shall be any capital reorganization or reclassification of the capital stock of the Company, any acquisition or a liquidation, dissolution or winding up of the Company;

then, in any one or more of said cases, the Company shall give, by delivery in person or by certified or registered mail, return receipt requested, addressed to the Holder at the address of such Holder as shown on the books of the Company, (a) at least 20 Business Days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any event set forth in clause (C) of this Section 4(j) and (b) in the case of any event set forth in clause (C) of this Section 4(j), at least 20 Business Days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock or such other class or series of capital stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock and such other series or class of capital stock shall be entitled to exchange their Common Stock and other stock for securities or other property deliverable upon consummation of the applicable event set forth in clause (C) of this Section 4(j).

(k) Upon any adjustment of the Conversion Price, then and in each such case the Company shall give prompt written notice thereof, addressed to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and setting forth in reasonable detail the method upon which such calculation is based.

(l) Subject to the Stockholder Approval, the Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of this Note as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, and that the Company will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Company shall take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange or trading market upon which the Common Stock may be listed. The Company shall not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of this Note would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation.

(m) The issuance of certificates for shares of Common Stock upon conversion of this Note shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

(n) Subject to Section 9 hereof, the Company will not at any time close its transfer books against the transfer, as applicable, of this Note or of any shares of Common Stock issued or issuable upon the conversion of this Note in any manner which interferes with the timely conversion of this Note, except as may otherwise be required to comply with applicable securities laws.

(o) To the extent permitted by applicable law and the listing requirements of any stock exchange or trading market on which the Common Stock is then listed, the Company from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Holder at least fifteen (15) days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.

(p) No fractional shares shall be issued upon any conversion of this Note into Preferred Stock. If any fractional share of Preferred Stock would, except for the provisions of the first sentence of this Section 4(p), be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the Holder an amount in cash equal to the Market Price of such fractional share of Preferred Stock. In case the principal amount of this Note exceeds the principal amount being converted, the Company shall, upon such conversion, execute and deliver to the Holder, at the expense of the Company, a new Note for the principal amount of this Note surrendered which is not to be converted.

(q) Notwithstanding anything to the contrary contained herein, no conversion of the Note or any portion hereof into shares of Preferred Stock, Common Stock or Common Stock Equivalents (other than in connection with a Change of Control) shall be consummated unless and until the Stockholder Approval has been obtained. In the event that a Change of Control occurs prior to the receipt of the Stockholder Approval, the Holder shall have the right, at its option, to convert some or all of the Note into such number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) adding (A) the principal amount of this Note to be converted and (B) the amount of any accrued but unpaid interest with respect to such portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect. The Company shall provide written notice to the Holder of this Note of any pending Change of Control not less than 15 days prior to the effective date of such Change of Control.

(r) In each instance where this Note requires the Holder hereof to deliver a lost or stolen Note affidavit (including, without limitation, pursuant to Sections 4(a) and (b) hereof) to the Company, the Holder shall also deliver to the Company an indemnity in form and substance reasonably satisfactory to the Company.

5. Covenants.

(a) So long as any amount due under this Note is outstanding and until payment in full of all amounts payable by the Company hereunder, and unless the Majority Holders shall otherwise consent in writing:

(i) The Company shall and shall cause each of its Subsidiaries to (A) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducting, (B) do all things necessary to remain duly organized, validly existing, and in good standing as a domestic corporation under the laws of its state of incorporation and (C) maintain all requisite authority to conduct its business in those jurisdictions in which its business is conducted; provided, however, that the Company and its Subsidiaries may reduce or cease operations at any veterinary hospital if the Company’s Board of Directors or senior management shall determine it is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and such reduction in services or cessation of operations is not adverse in any material respect to the Investors; and provided further, that the Company may merge, consolidate or otherwise conslidate its Subsidiaries.

(ii) The Company shall timely file with the Commission all annual and quarterly reports, information, documents and other reports as are specified in Sections 13 and 15(d) of the 1934 Act and applicable to a U.S. corporation, or if the Commission does not permit such filings, the Company will provide such reports, information, documents and other reports to the Investors.

(iii) The Company shall as promptly as reasonably practicable notify the Holder of the occurrence of any Event of Default or any event which, with the giving of notice, the lapse of time or both would constitute an Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

(b) So long as any amount due under this Note is outstanding and until payment in full of all amounts payable by the Company hereunder, and unless the Majority Holders shall otherwise consent in writing:

(i) The Company shall not and shall cause each Subsidiary not to create, incur, guarantee, issue, assume or in any manner become liable in respect of any Indebtedness after the date hereof, other than Permitted Indebtedness.

(ii) The Company shall not and shall cause each Subsidiary not to create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired other than Permitted Liens. The Company shall not, and shall cause each Subsidiary not to, be bound by any agreement which limits the ability of the Company or any Subsidiary to grant Liens other than (A) restrictions contained in agreements existing on the date hereof, or any refinancing thereof (so long as such restrictions are not expanded), (B) Permitted Liens and (C) restrictions contained in leases (whether capitalized or not) and agreements now or hereafter in effect, relating to Liens permitted under clause (g) of the definition of Permitted Liens herein, to the extent such restrictions are limited to the property that is the subject of such lease or agreement.

(iii) The Company shall not and shall cause each Subsidiary not to, directly or indirectly, (A) form any Subsidiary or make any investment into a new business or other entity or (B) engage in any business other than the business of primary and specialty veterinary care services.

(iv) The Company shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, declare or pay any dividends on account of any shares of any class or series of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or pay any interest, premium if any, or principal of any Indebtedness or redeem, retire, defease, repurchase or otherwise acquire any Indebtedness (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other payment in respect thereof or agree to do any of the foregoing; provided, that (A) the Company may make payments of interest, Premium if any, principal and Redemption Price of the Company Notes in accordance with the terms thereof, (B) Subsidiaries may pay dividends and make other distributions from time to time to the Company, directly or indirectly, (C) subject to any applicable Standstill Provision then in effect, the Company and the Subsidiaries may make regularly scheduled payments of principal and interest on Permitted Indebtedness other than Subordinated Indebtedness, (D) provided that no Event of Default has occurred and is then continuing and subject to any applicable Standstill Provision then in effect, the Company and its Subsidiaries may make regularly scheduled payments of principal and interest of any Permitted Indebtedness that is Subordinated Indebtedness, subject to any applicable subordination provisions contained in the documentation relating thereto and (E) the Company and its Subsidiaries may prepay or redeem prior to maturity (x) any Indebtedness, in whole or in part, pursuant to put (or similar) rights expressly contained therein as of the date of the Purchase Agreement, or otherwise approved in writing by the Majority Holders, and (y) the outstanding Indebtedness to Huntington Capital, L.P.

(v) The Company shall not and shall cause each Subsidiary not to amend its bylaws, certificate of incorporation or other charter document.

(vi) So long as at least $2,000,000 in aggregate principal amount of the Company Notes remains outstanding, the Company shall not increase the number of members of the Board. The Company shall perform, observe and comply with the terms of Section 7.9 of the Purchase Agreement.

(vii) So long as a representative of Camden serves on the Board of Directors of the Company and Camden owns over $500,000 in outstanding principal amount of the Company Notes, the Company shall use its best efforts to cause such representative to be appointed as Chair of the Compensation Committee, provided that such representative meets the applicable independence requirements of the Trading Market, Rule 16b-3 of the 1934 Act, and the rules and regulations under Internal Revenue Code Section 162(m).

(viii) The Company shall not and shall cause each Subsidiary not to convey, sell, transfer or otherwise dispose of, any of the veterinary hospitals owned or operated by the Company or any Subsidiary; provided, however, that any Subsidiary may convey, sell, transfer or otherwise dispose of any veterinary hospital and related assets to another direct or indirect Subsidiary of the Company (whether by merger, consolidation or direct asset transfer).

(ix) The Company shall not and shall cause each Subsidiary not to enter into any joint venture, strategic partnership or strategic alliance with any other Person.

(x) The Company will conduct a monthly Board call (“Board Calls”), except in months during which the Board meets in person, to review and respond to any Board member questions relating to: (A) individual hospital performance and score cards, (B) major initiatives underway, and (C) cash flow projections to profitability. The Company will use reasonable efforts to hold such Board Calls on Fridays and to schedule such Board Calls to be completed before noon Eastern Time.

(xi) The Company shall not issue any shares of Common Stock or Common Stock Equivalents at less than the Conversion Price, except in connection with transactions described in Section 4(i)(A) hereof.

(xii) Subject to the prior written consent of Galen and Camden, in the event that the Company requires, after the January 21, 2009, an additional $2,000,000 of operating capital, then on a one-time basis only, (A) any Indebtedness (or other security convertible into, exchangeable for, or including the right to receive shares of Common Stock) issued by the Company in connection with such subsequent financing shall be on the same terms as the Company Notes and (B) each Investor will be eligible to participate in such financing on a pro-rata basis.

(c) Unless the Majority Holders otherwise consent in writing, so long as more than $2,000,000 aggregate principal amount due under the Company Notes is outstanding, the Company will not, in a single transaction or a series of related transactions, incur capital expenditures in any fiscal year in an amount greater than $2,000,000; provided, however, that the Company may incur capital expenditures in excess of $2,000,000 without the need to obtain consent from the Majority Holders if the Company’s cash flow from operations after required debt service for the most recently ended four fiscal quarters for which internal financial statements are available would have been greater than zero, determined on a pro forma basis, as if the additional capital expenditures from such transaction had been incurred during such four-quarter period.

(d) For the avoidance of doubt, the foregoing restrictions contained in this Section 5 shall also apply (i) to the Company’s Subsidiaries and (ii) to any agreement, understanding or arrangement to do any of the foregoing.

6. Event of Default. The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a) the failure of the Company to make any payment of principal or interest on this Note when due, whether at maturity, upon acceleration or otherwise;

(b) the failure of the Company to make any payment of any other amounts due under this Note or the other Transaction Documents (as defined under the Purchase Agreement) when due, whether at maturity, upon acceleration or otherwise, and such failure continues for more than five (5) days;

(c) the Company and/or its Subsidiaries fail to make a required payment or payments on Indebtedness (other than the Company Notes) of One Hundred Thousand United States Dollars ($100,000) or more in aggregate principal amount (excluding Subordinated Indebtedness for which payment is blocked under applicable subordination provisions or pursuant to Section 5(b)(iv) hereof) and such failure continues for more than ten (10) days;

(d) there shall have occurred an acceleration of the stated maturity of, or the Company or its Subsidiaries shall fail to pay at scheduled final maturity, any Indebtedness of the Company or its Subsidiaries of One Hundred Thousand United States Dollars ($100,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by the Company or a Subsidiary of notice of such acceleration, or which failure to pay at maturity is not cured within ten (10) days), it being agreed that the prepayment or redemption prior to maturity of any DVM Acquisition Notes pursuant to put (or similar) rights contained therein as of the date of the Purchase Agreement shall not constitute an Event of Default;

(e) the Company or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary as bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (i) the Company or any Subsidiary by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

(f) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against the Company and its Subsidiaries, exceeds Two Hundred Fifty Thousand United States Dollars ($250,000), to the extent such judgments are not covered by insurance, shall be rendered against the Company or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged; provided, however, that a judgment that provides for the payment of royalties subsequent to the date of the judgment shall be deemed to be discharged so long as the Company or the Subsidiary affected thereby is in compliance with the terms of such judgment;

(g) the Company is in breach of the requirements of Section 5(b) hereof;

(h) if any representation or statement of fact made in any Transaction Document or furnished to the Holder at any time by or on behalf of the Company proves to have been false in any material respect when made or furnished; or

(i) the Company fails to observe or perform in any material respect any of its covenants contained in the Transaction Documents (other than any failure which is covered by Section 6(a), (b) or (g)), and such failure continues for thirty (30) days after receipt by the Company of notice thereof from any Investor.

Upon the occurrence and during the continuation of any such Event of Default, the Holder of this Note shall be entitled to receive, (A) upon election of the Majority Holders, with respect to (a) through (d) and (f) through (i), and (B) automatically, with respect to (e), an amount, which shall be immediately due and payable, equal to all unpaid principal and accrued interest under this Note plus a penalty equal to the Premium. Upon the occurrence and during the continuation of any Event of Default, the Majority Holders may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the other Transaction Documents. If an Event of Default occurs, the Company shall pay to such Holders the reasonable attorneys’ fees and disbursements and all other reasonable out-of-pocket costs incurred by such Holders in order to collect amounts due and owing under the Company Notes or otherwise to enforce such Holders’ rights and remedies hereunder and under the other Transaction Documents.

7. No Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

8. Amendments in Writing. Any term of this Note may be amended or waived upon the written consent of the Company and the Majority Holders; provided, that (x) any such amendment or waiver must apply to all outstanding Company Notes; and (y) without the consent of the Holder hereof, no amendment or waiver shall (i) change the Stated Maturity Date of this Note, (ii) reduce the principal amount of this Note or the interest rate due hereon, (iii) change the Conversion Price or (iv) change the place of payment of this Note. No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

9. Transfers. This Note is transferable and assignable, in whole or in part and in accordance with the applicable provisions of the Purchase Agreement, to any Person to whom such transfer is permissible under the Purchase Agreement and applicable law. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to the Company, the Company also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed. Notwithstanding anything to the contrary contained herein, prior to January 21, 2010, the Company Notes (or, upon the conversion thereof, the Conversion Shares) shall not be transferable to any Person, other than to an Investor or an Affiliate thereof and other than to any Person for estate planning purposes, without the consent of Galen and Camden, provided that in all events such transfers shall be made in accordance with the provisions of the Purchase Agreement and applicable federal and state securities laws.

10. No Recourse Against Others. None of Galen, Camden or any of its officers, directors, members, partners or employees shall have any liability for any action Galen or Camden, respectively, takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by the Company Notes or the other Transaction Documents or for any claim based on, in respect of, or by reason of, such rights or powers. Each Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Company Notes.

11. Waivers. The Company hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, other than notices expressly required under the terms hereof or of the other Transaction Documents.

12. Waiver of Jury Trial. THE COMPANY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

13. Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed under the law of the State of New York without regard to any law or principles that would make this choice of law provision invalid. The Company and, by accepting this Note, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. The Company and, by accepting this Note, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Note, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14. Costs. If action is instituted to collect on this Note, the Company promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

15. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

16. Successors and Assigns. This Note shall be binding upon the successors or assigns of the Company and shall inure to the benefit of the permitted successors and assigns of the Holder.

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IN WITNESS WHEREOF, the Company has caused this 12% Senior Convertible Note to be signed in its name effective as of the date first above written.

PET DRX CORPORATION

By:
Name:
Title: